Exhibit 99.1

Hallmark Financial Services, Inc. 777 Main Street, Suite 1000, Fort Worth, TX 76102 817.348.1600 hallmarkgrp.com

FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL REPORTS STRONG FIRST QUARTER 2019 RESULTS

FORT WORTH, Texas, (May 8, 2019) - Hallmark Financial Services, Inc. (“Hallmark Financial”) (NASDAQ: HALL) today announced financial results for the first quarter ended March 31, 2019.

(Unaudited)	First Quarter
	2019	2018
$ in millions:
Net Income	$15.0	$0.6
Operating Earnings (1)	$5.6	$4.5

$ per diluted share:
Net Income	$0.83	$0.04
Operating Earnings (1)	$0.31	$0.24

(1)	See “Non-GAAP Financial Measures” below

First Quarter 2019 Highlights (all comparisons to same prior year period):

•	Gross premiums written increased 22% to $187.3 million

•	Net premiums written increased 28% to $117.4 million

•	Net combined ratio improved to 96.5% compared to 97.4%

•	Net income of $15.0 million, or $0.83 per diluted share, compared to $0.6 million, or $0.04 per diluted share

•	Operating earnings of $5.6 million, or $0.31 per diluted share, compared to $4.5 million, or $0.24 per diluted share (see “Non-GAAP Financial Measures” below)

•	Net investment gains of $11.9 million, including $4.1 million in net realized gains and a $7.8 million increase in net unrealized capital gains, compared to net investment losses of $4.8 million

•	Annualized return on beginning equity of 23.5%, including the recovery of equity values

•	Annualized operating return on beginning tangible equity of 10.6%, driven by strong underwriting results (see “Non-GAAP Financial Measures” below)

•	Book value per share grew 7% to $15.10 during the first quarter

	First Quarter
	2019	2018	% Change
($ in thousands, unaudited)
Gross premiums written	187,316	153,505	22%
Net premiums written	117,403	91,433	28%
Net premiums earned	99,030	91,947	8%
Investment income, net of expenses	5,111	4,440	15%
Investment gains (losses), net	11,937	(4,835)	347%
Net income	15,025	647	2,222%
Operating earnings (1)	5,595	4,467	25%
Net income per share - basic	$0.83	$0.04	1,975%
Net income per share - diluted	$0.83	$0.04	1,975%
Operating earnings per share - diluted (1)	$0.31	$0.24	29%
Book value per share	$15.10	$13.85	9%

(1)	See “Non-GAAP Financial Measures” below

Management Commentary

Overview

Naveen Anand, President and Chief Executive Officer, stated, “I am pleased to report a strong start to 2019, as we continue to build on the positive momentum from 2018. Operating earnings increased by 25% over the comparable prior year period, driven by improved underwriting results and increased premiums, reflecting our ability to achieve robust rate increases while pursuing targeted growth opportunities in our specialty markets. Additionally, we continue to maintain an industry superior net expense ratio as we scale the business, realizing the benefit from previous investments in technology, infrastructure and talent, while continuing to devote the necessary resources to improve our capabilities and level of expertise.”

Premiums / Segment Overview

Mr. Anand continued, “The Specialty Commercial Segment gross premiums grew by 17% for the first quarter as compared to the same period the prior year, taking advantage of the firming rate environment across most product lines. The first quarter net combined ratio for this segment was 93.9%, which included 2.4% attributable to catastrophe losses.

“The Standard Commercial Segment gross premiums grew by $2.7 million for the first quarter as compared to the same period the prior year. This segment produced a net combined ratio of 97.5%, which included 2.6% attributable to catastrophe losses.

“The Personal Segment produced a 93.7% net combined ratio for the first quarter as compared to 105.1% reported for the same period the prior year. The Personal Segment results continue to reflect the impact from our pricing and claims improvements as well as the current positive rate environment.

“Hallmark Financial has established itself as a specialty company and is well positioned to take advantage of the opportunities in the current market. There is increased pricing momentum and the rate increases we have been realizing in Commercial Auto and E&S Property are now being attained in other lines. In addition, we are seeing a meaningful uptick in the number of submissions, reflecting the growing demand for specialty insurance and the underserved nature of the markets in which we compete,” concluded Mr. Anand.

Executive Chairman’s Remarks

Mark E. Schwarz, Executive Chairman of Hallmark Financial, stated, “Book value per share increased 7% to $15.10 during the first quarter driven largely by an increase in the market valuation of our investment portfolio, particularly equities, as well as strong operating earnings. Our net investment income was $5.1 million for the quarter, representing a 15% increase compared to the prior year period and reflecting an increase in book yield to 3.5% as of March 31, 2019 on our debt portfolio. Our total investments and cash increased 2% during the first quarter to $681.6 million or $37.61 per share.”

First Quarter 2019 Financial Review

Hallmark Financial reported net income of $15.0 million for the three months ended March 31, 2019 as compared to $0.6 million for the three months ended March 31, 2018. On a diluted basis per share, the Company reported net income of $0.83 per share for the three months ended March 31, 2019 as compared to $0.04 per share for the three months ended March 31, 2018.

During the three months ended March 31, 2019, Hallmark Financial’s gross premiums written were $187.3 million, representing an increase of 22% from the $153.5 million in gross premiums written for the same period in 2018.

During the three months ended March 31, 2019, Hallmark Financial’s net premiums written were $117.4 million, representing an increase of 28% from the $91.4 million in net premiums written for the same period of 2018. The increase in net premiums written for the three months ended March 31, 2019 was primarily due to premium growth in both the Specialty Commercial and Personal Segments as well as increased net retention of business in the Personal Segment.

Hallmark Financial’s net premiums earned were $99.0 million for the three months ended March 31, 2019 as compared to $91.9 million for the same period in 2018.

Hallmark Financial had pre-tax income of $18.9 million for the three months ended March 31, 2019 as compared to $0.8 million reported during the same period in 2018.

The improvement in income before tax for the three months ended March 31, 2019 was largely due to increased net unrealized gains on our equity and other investments of $7.8 million as compared to a decrease in net unrealized gains of $4.8 million reported for the same period in 2018. Also contributing to the improvement in income before tax for the quarter is increased net premiums earned, higher finance charges and higher net investment income. These increases in income before tax was partially offset by increased losses and loss adjustment expenses (“LAE”) of $6.4 million as compared to the prior year due primarily to increased net premiums earned. Hallmark Financial reported $0.1 million of favorable net prior year loss reserve development during the three months ended March 31, 2019 as compared to $0.5 million during the same period of 2018.

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for the results reflected in the Company’s GAAP financial statements. In addition, the Company’s definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share are calculated by excluding net investment gains and losses from GAAP net income. Management believes that operating earnings and operating earnings per share provide useful information to investors about the performance of and underlying trends in the Company’s core insurance operations. Net income and net income per share are the GAAP measures that are most directly comparable to operating earnings and operating earnings per share. A reconciliation of operating earnings and operating earnings per share to the most comparable GAAP financial measures is presented below.

				Weighted
	Income	Less Tax	Net	Average	Diluted
($ in thousands)	Before Tax	Effect	After Tax	Shares Diluted	Per Share
First Quarter 2019
Reported GAAP measures	$18,918	$3,893	$15,025	18,193	$0.83
Excluded investment (gains)/losses	$(11,937)	$(2,507)	$(9,430)	18,193	$(0.52)
Operating earnings	$6,981	$1,386	$5,595	18,193	$0.31

First Quarter 2018
Reported GAAP measures	$809	$162	$647	18,293	$0.04
Excluded investment (gains)/losses	$4,835	$1,015	$3,820	18,293	$0.20
Operating earnings	$5,644	$1,177	$4,467	18,293	$0.24

Operating return on beginning tangible equity is calculated as operating earnings divided by GAAP equity at the beginning of the period excluding goodwill. Management believes that operating return on beginning tangible equity provides useful information to investors about the performance of the Company’s core insurance operations relative to its core shareholder equity exclusive of non-depreciable goodwill from prior acquisitions. Return on beginning equity is the GAAP measure that is most directly comparable to operating return on beginning tangible equity. A reconciliation of operating return on beginning tangible equity to return on beginning equity is presented below.

1st quarter 2019 net income	15,025	a
Excluded investment gains, net of tax	(9,430)
1st quarter 2019 operating earnings	5,595	b
Annualized 1st quarter 2019 net income	60,100	(a x 4)
Annualized 1st quarter 2019 operating earnings	22,380	(b x 4)

Beginning GAAP equity	255,532	c
Reverse goodwill	(44,695)
Beginning tangible equity	210,837	d

Annualized return on beginning GAAP equity	23.5%	(a x 4) / c
Annualized operating return on beginning tangible equity	10.6%	(b x 4) / d

About Hallmark Financial

Hallmark Financial is a specialty property and casualty insurance holding company with a diversified portfolio of insurance products written on a national platform. With six insurance subsidiaries and offices in Dallas-Fort Worth, San Antonio, Chicago, Jersey City and Atlanta, Hallmark Financial markets, underwrites and services over $650 million annually in commercial and personal insurance premiums in select markets. Hallmark Financial is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ materially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Naveen Anand, President and Chief Executive Officer at 817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except par value)	Mar. 31	Dec. 31
ASSETS	2019	2018
Investments:	(unaudited)
Debt securities, available-for-sale, at fair value (amortized cost: $523,745 in 2019 and $550,268 in 2018)	$522,977	$545,870
Equity securities (cost: $68,709 in 2019 and $68,709 in 2018)	88,656	80,896
Other investment (cost: $3,763 in 2019 and $3,763 in 2018)	1,184	1,148
Total investments	612,817	627,914
Cash and cash equivalents	65,490	35,594
Restricted cash	3,322	4,877
Ceded unearned premiums	132,799	133,031
Premiums receivable	132,025	119,778
Accounts receivable	1,851	1,619
Receivable for securities	2,292	3,369
Reinsurance recoverable	268,648	252,029
Deferred policy acquisition costs	19,225	14,291
Goodwill	44,695	44,695
Intangible assets, net	6,940	7,555
Deferred federal income taxes, net	1,727	4,983
Prepaid expenses	4,128	2,588
Other assets	32,772	12,571
Total Assets	$1,328,731	$1,264,894
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Revolving credit facility payable	$30,000	$30,000
Subordinated debt securities (less unamortized debt issuance cost of $885 in 2019 and $898 in 2018)	55,817	55,804
Reserves for unpaid losses and loss adjustment expenses	530,226	527,247
Unearned premiums	316,201	298,061
Reinsurance balances payable	68,681	67,328
Current federal income tax payable	1,411	4
Pension liability	1,982	2,018
Payable for securities	1,503	698
Accounts payable and other accrued expenses	49,258	28,202
Total Liabilities	1,055,079	1,009,362
Commitments and contingencies
Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares; issued 20,872,831 shares in 2019 and 2018	3,757	3,757
Additional paid-in capital	122,638	123,168
Retained earnings	176,220	161,195
Accumulated other comprehensive loss	(3,762)	(6,660)
Treasury stock (2,749,738 shares in 2019 and 2,846,131 shares in 2018), at cost	(25,201)	(25,928)
Total Stockholders’ Equity	273,652	255,532
Total Liabilities & Stockholders' Equity	$1,328,731	$1,264,894

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations	Three Months Ended
($ in thousands, except per share amounts)	March 31,
	2019	2018
	(unaudited)	(unaudited)
Gross premiums written	$187,316	$153,505
Ceded premiums written	(69,913)	(62,072)
Net premiums written	117,403	91,433
Change in unearned premiums	(18,373)	514
Net premiums earned	99,030	91,947

Investment income, net of expenses	5,111	4,440
Investment gains (losses), net	11,937	(4,835)
Finance charges	1,734	1,040
Commission and fees	293	703
Other income	16	46
Total revenues	118,121	93,341

Losses and loss adjustment expenses	70,087	63,675
Operating expenses	27,246	27,213
Interest expense	1,253	1,027
Amortization of intangible assets	617	617
Total expenses	99,203	92,532

Income before tax	18,918	809
Income tax expense	3,893	162
Net income	$15,025	$647

Net income per share:
Basic	$0.83	$0.04
Diluted	$0.83	$0.04

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Segment Data
Three Months Ended Mar. 31
	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands, unaudited)	2019	2018	2019	2018	2019	2018	2019	2018	2019	2018
Gross premiums written	$134,399	$114,813	$25,528	$22,797	$27,389	$15,895	$-	$-	$187,316	$153,505
Ceded premiums written	(57,361)	(50,658)	(8,103)	(2,555)	(4,449)	(8,859)	-	-	(69,913)	(62,072)
Net premiums written	77,038	64,155	17,425	20,242	22,940	7,036	-	-	117,403	91,433
Change in unearned premiums	(12,850)	3,535	(51)	(2,375)	(5,472)	(646)	-	-	(18,373)	514
Net premiums earned	64,188	67,690	17,374	17,867	17,468	6,390	-	-	99,030	91,947

Total revenues	67,967	73,124	18,373	18,875	19,483	7,620	12,298	(6,278)	118,121	93,341

Losses and loss adjustment expenses	45,949	47,543	11,651	11,680	12,487	4,452	-	-	70,087	63,675

Pre-tax income (loss)	7,968	9,758	1,507	1,319	1,573	(22)	7,870	(10,246)	18,918	809

Net loss ratio (1)	71.6%	70.2%	67.1%	65.4%	71.5%	69.7%			70.8%	69.3%
Net expense ratio (1)	22.3%	23.8%	30.4%	33.1%	22.2%	35.4%			25.7%	28.1%
Net combined ratio (1)	93.9%	94.0%	97.5%	98.5%	93.7%	105.1%			96.5%	97.4%

Net Favorable (Unfavorable) Prior Year Development	(1,926)	(1,012)	1,805	1,053	187	489	-	-	66	530

(1)	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.